UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: September 24, 2013

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, the Board of Directors (the “Board”) of Registrant appointed Frederic Cumenal to the position of President. By amendment to Registrant's By-laws on the same date, the Board also increased its size from nine to ten members and appointed Mr. Cumenal to fill the vacancy.

Mr. Cumenal, age 54, joined Registrant in March 2011 as Executive Vice President, with responsibility for the Asia-Pacific, Japan, Europe and Emerging Markets Regions. In 2012, Mr. Cumenal's responsibilities were expanded to include all regions. For 15 years prior to joining Registrant, Mr. Cumenal held senior leadership positions in LVMH Group's wine and spirits businesses, most recently as President and Chief Executive Officer of Moët & Chandon, S.A. Previously, Mr. Cumenal served as Chief Executive Officer of Domaine Chandon, and was Managing Director of Moët Hennessy Europe. The Board believes that Mr. Cumenal's senior leadership roles with LVMH Group's wine and spirits businesses and, more recently, with Registrant will enable him to contribute significant organizational and operational management skills and a wealth of knowledge about, and experience in, global, consumer-oriented luxury businesses.

The material plans, contracts and arrangements to which Mr. Cumenal is party or in which he participates are disclosed in Registrant's Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the United States Securities and Exchange Commission on April 5, 2013, and are incorporated by reference herein. In connection with Mr. Cumenal's promotion, the Compensation Committee of the Board made a special one-time grant to him of time-vesting restricted stock units and time-vesting stock options, each with a grant-date fair value of $1,000,000; the RSUs and the stock options will vest in 2017, on the date that is two business days after Registrant's financial results for the 2016 fiscal year are announced. The terms of the stock option award and the time-vested restricted stock unit grants, each under Registrant's 2005 Employee Incentive Plan, are filed with this Form 8-K as Exhibits 10.28n and 10.28o, respectively, and incorporated by reference herein. No further amendments to Mr. Cumenal's executive compensation arrangement have been made at this time, but will be reported if and when made and approved by the Compensation Committee. As Mr. Cumenal is an employee of Tiffany, he will not receive any separate compensation for his service as director.

On September 24, 2013, Registrant issued a press release announcing the appointment of Mr. Cumenal to the position of President and to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2013, the Board resolved to amend Section 2.02 of Registrant's By-laws to increase the number of directors that shall constitute the whole Board from nine to ten. As so amended, Section 2.02 of Registrant's By-laws now reads as follows:

SECTION 2.02. Qualifications and Number of Directors. Directors need not be stockholders. The number of directors which shall constitute the whole Board shall be ten (10), but such number as determined by the Board of Directors may be increased or decreased and subsequently again from time to time increased or decreased by an amendment to these By-Laws, provided that no decrease to such number by action of the Board of Directors shall in itself effect the removal of any sitting director. In order to qualify for election or appointment, directors shall be younger than 72 years when elected or appointed, provided that the Board of Directors may, by specific resolution, waive the provisions of this sentence with respect to an individual director whose continued service is deemed uniquely important to the Corporation.

A copy of the full text of Registrant's By-laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	3.2	Restated By-laws of Registrant, as last amended September 19, 2013.

	10.28n	Terms of Stock Option Award (Transferable Non-Qualified Option) under
Registrant's 2005 Employee Incentive Plan as adopted September 19, 2013.

	10.28o	Terms of Restricted Stock Grant (Non-Transferable) under Registrant's 2005
Employee Incentive Plan as adopted September 19, 2013.

	99.1	Press Release Dated August 27, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary
and General Counsel
Date: September 24, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.2	Restated By-laws of Registrant, as last amended September 19, 2013.

10.28n	Terms of Stock Option Award (Transferable Non-Qualified Option) under
Registrant's 2005 Employee Incentive Plan as adopted September 19, 2013.

10.28o	Terms of Restricted Stock Grant (Non-Transferable) under Registrant's 2005
Employee Incentive Plan as adopted September 19, 2013.

99.1	Press Release Dated August 27, 2013.